Registration No. 333-


                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-3
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                             TRUSTCO BANK CORP NY
            (Exact Name of Registrant as Specified in Its Charter)


             NEW YORK                                        14-1630287
      (State of Incorporation)                            (I.R.S. Employer
                                                        Identification Number)


         5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302 (518) 377-3311
        (Address, Including ZIP Code, and Telephone Number, Including
           Area Code, of Registrant's Principal Executive Offices)



          ROBERT M. LEONARD                           WITH COPIES TO:
              SECRETARY                           LEONARD J. ESSIG, ESQ.
        TRUSTCO BANK CORP NY                   LEWIS, RICE & FINGERSH, L.C.
         5 SARNOWSKI DRIVE                      500 N. BROADWAY, SUITE 2000
      GLENVILLE, NEW YORK 12302                  ST. LOUIS, MISSOURI 63102
          (518) 381-3840                             (314) 444-7600
    (Name, Address, Including Zip
     Code, and Telephone Number,
Including Area Code, of Agent For Service)



       Approximate date of commencement of proposed sale to the public:
Inapplicable - no additional shares are being issued.

       If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
Reg. No. ________________

 If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                       CALCULATION OF REGISTRATION FEE


 Title Of Each                        Proposed        Proposed
   Class of          Amount            Maximum        Maximum        Amount of
  Securities          To Be        Offering Price     Aggregate    Registration
To Be Registered  Registered(1)(2)   Per Unit(3)   Offering Price      Fee

  Common Stock      2,000,000          $11.30      $22,600,000.00    $2,660.02
   Par Value
     $1.00


      (1) The securities registered hereunder include securities issued pursuant to the terms of the TrustCo Bank Corp NY Dividend Reinvestment Plan that provide for adjustments in the amount of securities being issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

      (2) Does not include shares of common stock previously registered on Registration Statement No. 333-99687 on Form S-3, as amended. Pursuant to Rule 429 under the Securities Act of 1933, the prospectus that forms a part of this registration statement shall also relate to 2,000,000 shares of common stock previously registered for issuance and sale pursuant to Registration Statement No. 333-99687. Registration fees in the amount of $2,127.04 were previously paid to the Commission in connection with these previously registered shares.

      (3) Pursuant to Rule 457(c), represents the average of the high and low reported prices for the Registrant's common stock as quoted on the Nasdaq National Market System on April 4, 2005, such date being a date within five business days prior to the date of filing of this Registration Statement.

                                  PROSPECTUS

                             TRUSTCO BANK CORP NY

                                 COMMON STOCK

                              ($1.00 Par Value)

                          Dividend Reinvestment Plan


       This Prospectus describes the Dividend Reinvestment Plan of TrustCo Bank Corp NY, which provides holders of record of TrustCo common stock with a convenient and simple method of investing cash dividends and optional cash payments. Any holder of record is eligible to participate in the Plan. TrustCo common stock is listed on the Nasdaq National Market System under the symbol "TRST."

       If you are or become a participant in the Plan, you may automatically reinvest into additional shares of common stock, cash dividends on your existing shares of TrustCo common stock. You may also make cash payments for the purchase of additional shares of TrustCo common stock.

       This Prospectus relates to 4,000,000 shares of TrustCo common stock registered for sale under the Plan. If there is any change in TrustCo's shares by reason of stock dividends, stock splits or consolidation of shares, recapitalizations, mergers, consolidations, reorganizations, combinations or exchange of shares, the number and class of shares available for purchase pursuant to the Plan will be appropriately adjusted. No adjustment will be made, however, if TrustCo issues additional capital stock of any class for consideration.

       You should retain this Prospectus for future reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


       The date of this Prospectus is April 11, 2005.

                          Table of Contents

                                                         Page

      TrustCo Bank Corp NY                                  1

      The Plan                                              1

      Use of Proceeds                                       9

      Available Information                                 9

      Factors that May Affect Future Results               11

      Commission Position on Indemnification               11

      Legal Matters                                        12

      Experts                                              12

                             TRUSTCO BANK CORP NY


       TrustCo Bank Corp NY is the issuer of the common stock described in this Prospectus. Our principal executive office is located at 5 Sarnowski Drive, Glenville, New York 12302, and our telephone number is (518) 377-3311.

       THE PLAN

       The following questions and answers constitute our Dividend Reinvestment Plan.

    1. What Is a Dividend Reinvestment Plan?

       A Dividend Reinvestment Plan is a method of investment in the securities of a company that uses the cash dividends paid to you by the company to invest in more shares of that company. Since dividend reinvestment plans also allow for holding fractional shares (less than one share), all or part of your dividend payment can be put to use efficiently and economically. Another advantage of dividend reinvestment plans, including TrustCo's, is the option to make cash payments into your dividend reinvestment plan account to purchase additional shares. If you participate in a dividend reinvestment plan, you, as a shareholder, have all the same rights as you would have if you held the shares in a brokerage account or in certificate form in your home or safe deposit box. You will be paid all stock dividends or splits and receive proxies and annual tax information. Using a dividend reinvestment plan also means you do not have to worry about losing certificates and the expense of replacing them if they become lost.

    2. What is the purpose of the Plan?

       The Plan offers shareholders of record a convenient and economical way to increase their ownership of shares of our common stock. Once you are enrolled in the Plan, cash dividends paid by us and optional cash payments, if any, made by you will be used to purchase additional shares of our common stock. Shares of our common stock may be purchased directly from us or on the open market. To the extent that shares of common stock are purchased under the Plan from us, we will receive additional funds to be applied for general corporate purposes. (The Plan's administrator may also purchase under the Plan shares of our common stock on the open market.)

    3. Who is eligible to participate?

       Each person who is a record owner of shares of common stock is eligible to participate in the Plan.

    4. May I participate in the Plan if my shares of common stock are registered in the name of a broker or nominee?

       No. Shareholders whose shares of common stock are registered in the name of a broker or nominee must first have those shares of common stock transferred to their own name in order to participate in the Plan.


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


    5. How do I participate in the Plan?

       If you are an eligible shareholder, you may join the Plan at any time by completing and signing an Authorization Form and returning it to Trustco Bank, the Plan's administrator. Authorization Forms will be furnished upon written or oral request directed to Trustco Bank.

       Dividends paid on shares of common stock held by Trustco Bank as the Plan's administrator will be reinvested automatically in additional shares of common stock.

    6. When may I enter the Plan?

       If your completed Authorization Form is received by the administrator two weeks prior to the next record date for the payment of dividends, then the dividends payable on your shares of common stock, and any optional cash payments submitted by you with you Authorization Form, will be used to purchase additional shares of common stock. If the completed Authorization Form is not received by the administrator at least two weeks prior to the next record date for the payment of dividends, the automatic reinvestment of your dividends and investment of any optional cash payments submitted by you will not start until the next purchase is made, as determined by the administrator (see Question 11). The record dates for payment of dividends on the shares of common stock are usually early in December, March, June and September and the corresponding dividends are paid early in January, April, July and October.

    7. Who administers the Plan and what does such administration entail?

       The Plan is currently administered by our wholly owned subsidiary, Trustco Bank, which performs many of the ministerial tasks required in connection with the Plan, such as (i) holding shares of common stock for the Plan in its name or the name of its nominee; (ii) corresponding with Plan participants; (iii) distributing Plan brochures, Authorization Forms, and other documents; (iv) maintaining accounts for participants; (v) providing statements of account to participants on a regular basis; (vi) effecting stock and cash withdrawals by participants and terminations by participants;
(vii) processing proxy materials for shares of common stock held under the Plan; (viii) determining whether shares of common stock to be acquired under the Plan will be purchased on the open market or directly from TrustCo; (ix) collecting and holding voluntary cash payments by participants; and (x) if purchases are to be made on the open market, forwarding amounts for such purchases to the agent for Plan participants for investment.

       Trustco Bank, as the administrator, has designated Smith Barney to act as agent for participants in purchasing and selling shares of common stock on their behalf in the open market. If the administrator determines to purchase shares of common stock on the open market with the dividends or optional cash payments made by Plan participants, it will forward such amounts to the agent and, as soon as possible following receipt thereof (and in no event more than ten trading days thereafter), the agent will purchase, in the open market, at such price or prices as the agent in its sole discretion deems appropriate (in light of the paramount interest of Plan participants in obtaining shares of common stock at the lowest prices reasonably attainable), as many whole shares of common stock as may be purchased with such amount.


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


    8. What does it cost to participate?

       Beginning May 15, 2005, your costs for participating in the Plan are as follows:

      - If shares of our common stock are purchased directly from us, you will not be charged any brokerage commissions, service charges or other fees.

      - If shares of our common stock are purchased on behalf of the Plan in open-market transactions, you will be charged any brokerage commissions (currently $0.06 per share), service charges or other fees paid by the Plan's administrator or agent with respect to the purchases. The decision regarding whether shares of our stock will be purchased directly from us on the open market will be made by Trustco Bank and will generally depend on whether shares are available for acquisition from TrustCo.

      - If you sell through the Plan your shares of common stock, you will be charged any brokerage commissions (currently $0.06 per share), service charges or other fees paid by the Plan's administrator or agent with respect to the sale plus a $15.00 fee.

       - Inquiries by you or on your behalf that require Trustco Bank personnel to research non-current records (such as requests for prior year account statements) will be subject to a research charge at a rate of $25.00 per hour. Research time will be recorded in fifteen minute increments.

       The fee structure is subject to change. If there are changes in the fee structure, TrustCo will notify participants in advance of the effective date of the changes.

    9. What is the price of shares of common stock purchased from TrustCo?

       The purchase of shares of common stock from us, out of treasury shares or authorized but unissued shares, will be at a price equal to the average of the high and low prices for shares of common stock on the applicable purchase date (see Question 11), as reported on the Nasdaq National Market or such other system as may supersede it. If the applicable purchase date is not a trading day for Nasdaq market makers, the prices on the next preceding trading day will be used to determine the purchase price.

   10. What is the price of shares of common stock purchased on the open market?

       Shares of common stock acquired by the agent on the open market will be purchased at such price or prices as it, in its sole discretion, deems appropriate (in light of the paramount interest of Plan participants in obtaining shares of common stock at the lowest prices reasonably attainable). The purchase price shown on participant account statements will include, as noted in Item 8, any brokerage commission, service charges or other fees paid by the Plan's administrator or agent with respect to the purchase.

   11. When are purchases made?

       Purchases will be made each week, except in weeks where the aggregate amount of funds available for purchases does not exceed $1,000, in which case the Plan administrator may elect to hold funds for purchases during the next week in which the $1,000 threshold is reached. Purchases with reinvested dividends will be made on, or as soon as possible after, each dividend payment date, which have typically been in early January, April, July, and October. All purchases on the open market will be made as soon as possible after dividends and/or cash payments have been forwarded to the agent, and in no event more than ten trading days from the receipt thereof.



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


   12. How many shares of common stock are purchased for me?

       The number of shares of common stock purchased for you will depend on the amount of your cash dividend on your previously-owned shares of common stock in those months in which a dividend has been declared, the amount of your optional cash payments, if any, and the purchase price of the shares of common stock. Your account will be credited with that number of shares of common stock, including fractions computed to three decimal places, equal to the total amount invested by you plus the amount of dividends paid on shares of common stock allocated to your Plan account, divided by the applicable purchase price per share of common stock.

   13. May cash be added to purchase additional shares of common stock?

       Yes. If you elect to reinvest dividends in the Plan, you may also elect to make optional cash payments to purchase additional shares of common stock. You may not, however, elect to make optional cash payments unless you also elect to reinvest cash dividends.

   14. When may I make optional cash payments?

       Optional cash payments may be made at any time and will be held by the administrator until the next purchase is made. No interest will be paid on any cash payments. Any cash payments received by the administrator will not be returned.

   15. What is the maximum aggregate amount that I can invest through optional cash payments?

       There is no limitation on the amount that you may invest through optional cash payments other than the limitation on the number of shares issuable pursuant to the Plan. Optional cash payments must, however, be in the minimum amount of $25.00.

   16. How may I make optional cash payments?

       Each optional cash payment must be in the form of a check or money order payable in U.S. funds to Trustco Bank and be accompanied by an Authorization Form or the cash payment form attached to any periodic account statement. Do not send currency or coin.

   17. Will stock certificates be issued for shares of common stock held under the Plan?

       Normally, certificates for shares of common stock purchased under the Plan will not be issued in your name but will be registered in the name of Trustco Bank, as the Plan administrator, or its nominee and held for your benefit and credited to your Plan account. Upon your written request to the administrator, however, certificates for any number of whole shares of common stock credited to your Plan account will be registered in your name ("participant name registration") and a certificate for such shares of common stock will be issued. You may not request a participant name registration more than twice in any twelve month period, and a participant name registration will not be permitted for fractional shares of common stock held in your account. Any such fractional share, as well as any whole shares of common stock as to which a participant name registration is not requested, will continue to be credited to your Plan account and all dividends on the fractional and whole shares of common stock will continue to be reinvested in the Plan. Dividends on all shares of common stock as to which participant name registration is requested will continue to be reinvested in the Plan unless you request to withdraw from participation in the Plan (see Question
20).

       You may not pledge or assign shares of common stock credited to your account under the Plan and registered in the name of the administrator or its nominee. If you wish to pledge or assign such shares of common stock, you must request participant name registration for the shares.

   18. What kind of reports will be sent to participants in the Plan?

       As soon as practicable after the completion of each calendar quarter, the Plan administrator will mail to you a statement indicating the amount invested and the price per share of common stock, the number of shares of common stock purchased, and the total number of shares of common stock held in your account.

   19. What are the federal income tax consequences of participation in the Plan?

       If shares of common stock have been purchased on your behalf with reinvested dividends, you will realize a taxable dividend (i) in an amount equal to the cash dividend if the stock is purchased on the open market, and
(ii) in an amount equal to the fair market value of the shares of common stock credited to your account on the date the cash dividend is paid if the common stock is purchased from TrustCo. No taxable income should be realized on account of shares of common stock purchased under the Plan with optional cash payments.

       The tax basis of shares of common stock purchased with either reinvested dividends or optional cash payments will be the cost (including any fees, commissions, or other expenses) paid by you for such shares of common stock.

       If shares of common stock are purchased on the open market (whether purchased with reinvested dividends or optional cash payments), the Internal Revenue Service has ruled that you will also be treated as having received a taxable dividend equal to your share of the brokerage commissions, service charges and other fees, if any, paid by TrustCo in connection with the purchases of such shares of common stock. The tax basis of shares of common stock purchased in open market transactions also will include your share of any such brokerage commissions, service charges, or fees payable by TrustCo with respect to such purchases. The administrator will inform you of the amount of such commissions, service charges, or other fees, if any, allocable to purchases for your account.


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


       The holding period for shares of common stock credited to your account under either the dividend reinvestment aspect of the Plan or the optional cash payment aspect of the Plan will begin on the day following the date the shares of common stock are purchased.

       You will not recognize any taxable income when certificates are issued to you for shares of common stock credited to your account, regardless of whether the certificates are issued upon your request or upon your withdrawal from or termination of the Plan.

       You will recognize gain or loss when whole shares of common stock, fractional shares of common stock, or stock rights held in your account are sold or exchanged by the agent on your behalf or when you sell your shares of common stock after withdrawal from or termination of the Plan (see Question
20). The character of such gain or loss will depend on your personal circumstances. The amount of such gain or loss will be the difference between the amount that you receive for the shares of common stock or stock rights and your tax basis in such shares of common stock or rights.

       The income tax consequences for participants who do not reside in the United States will vary from jurisdiction to jurisdiction. In the case of a foreign stockholder whose dividends are subject to United States income tax withholding, the amount of the tax required to be withheld will be deducted from the amount of dividends to determine the amount of dividends to reinvest.

       You should consult your own tax advisor to determine the particular tax consequences that may result from your participation in the Plan and the subsequent disposal by your of shares of common stock purchased pursuant to the Plan.

   20. How do I withdraw from the Plan?

       You may discontinue your participation in the Plan by sending a written notice of withdrawal to the Plan's administrator. The written notice of withdrawal must be signed by you exactly as your name appears on the most recent statement of account and must also be Medallion Guaranteed. The Plan's administrator reserves the right to discontinue, in its sole discretion, your participation in the Plan by sending written notice to that effect to you. Upon your withdrawal or, discontinuance of your participation by the administrator, or upon termination of the Plan by us, certificates for whole shares of common stock credited to you under the Plan will be issued to you; a cash payment also will be sent to you for any remaining fractional share. The cash payment for fractional shares will be based on a price equal to the actual sale price for shares sold.

       Upon your withdrawal from the Plan, you may, if you desire, request in the written notice of withdrawal referred to above that all or part of the whole shares of common stock credited to your account under the Plan be sold. Such sale will be made by the agent on the open market within ten trading days after the Plan's administrator's receipt of the request. You will receive the proceeds less a $15.00 fee, brokerage fees, commissions, and transfer taxes, if any.


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


   21. When may I withdraw from the Plan?

       You may withdraw from the Plan at any time.

       If your written notice of withdrawal is received by the Plan's administrator prior to the record date for the next dividend, the amount of the cash dividend and/or any optional cash payments received that would otherwise have been invested on that dividend payment date or weekly purchase date during the following week will be returned to you. All subsequent cash dividends will be paid directly to you unless you re-enroll in the Plan.

       If your notice of withdrawal is received by the Plan's administrator on or after the record date for the next dividend, the cash dividend paid on such dividend payment date and/or any optional cash payment received will be used to purchase shares of common stock under the Plan. Your withdrawal will become effective after the dividend payment date or other purchase date, and you will receive a certificate for the whole shares of common stock in your account (or cash, if you elect to have the agent sell your shares), and you will receive cash for any fractional shares (see Question 20). All subsequent cash dividends will be paid directly to you unless you re-enroll in the Plan.

       Upon your death, participation in the Plan will continue until the administrator has received written notice of your death and the required notice of withdrawal from an authorized legal representative.

   22. What happens when I sell or transfer all of the shares of common stock registered in my name?

       If you sell or transfer all shares of TrustCo common stock registered in your name, the Plan's administrator will continue to reinvest the dividends on the shares of common stock credited to your account under the Plan and registered in the name of the administrator or its nominee until final account disposition instructions are received from you.

       Because the Plan is intended to be available only to shareholders of record, the administrator will attempt to contact by mail any participant who is no longer a shareholder of record to determine final disposition of shares of common stock credited to such participant's account under the Plan. However, if at such time there is less than one full share of common stock credited to the participant's account, in lieu of attempting to contact the participant, the administrator will automatically close such account and pay to the participant, at the latest known address, a cash settlement (determined as described above in Question 20) in lieu of the fractional share of common stock.

   23. If I personally acquire additional shares of common stock after enrolling in the Plan, will cash dividends on such shares automatically be reinvested in the Plan?

       Yes, if the certificates for such shares are issued in the same name as the name on your Plan account.


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


   24. How will my shares of common stock be voted at meetings of shareholders?

       For each meeting of shareholders, you will receive a proxy that enables you to vote the shares of common stock registered in your name and in the name of the Plan administrator or its nominee and credited to your account under the Plan. As in the case of shareholders generally, if a proxy card is returned properly signed and marked for voting, the shares of common stock covered will be voted as marked. If a proxy card is returned properly signed, but without indicating instructions as to the manner in which shares of common stock are to be voted with respect to any item thereon, the shares of common stock covered will be voted as stated on the proxy card. If the proxy card is not returned, or if it is returned unsigned or improperly signed, the shares of common stock covered will not be voted unless you vote in person at the meeting.

   25. What are the responsibilities of TrustCo and the Plan's administrator and agent under the Plan?

       The Plan's administrator and agent have no responsibility with respect to the preparation and content of this Prospectus. TrustCo, the administrator and the agent, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, (i) for any claim resulting from the failure to terminate your Plan participation upon your death prior to receipt of legally sufficient instruction with respect thereto; (ii) for the price or prices at which shares of common stock are purchased or sold for your account pursuant to the provisions of the Plan; and (iii) for the time or times at which such purchases of shares of common stock are made.

       PLEASE RECOGNIZE THAT TRUSTCO AND THE PLAN'S ADMINISTRATOR AND AGENT CANNOT ASSURE PARTICIPANTS OF PROFITS, OR PROTECT PARTICIPANTS AGAINST LOSSES, ON SHARES OF COMMON STOCK PURCHASED AND/OR HELD UNDER THE PLAN.

   26. What happens if TrustCo declares a stock dividend or a stock split?

       If there are any changes in TrustCo's shares by reason of stock dividends, stock splits or consolidation of shares, recapitalizations, mergers, consolidations, reorganizations, combinations, or exchange of shares, any shares of common stock issued by TrustCo on shares of common stock credited to your Plan account and registered in the name of the Plan's administrator or its nominee will be added to your account. Any shares of common stock issued by TrustCo on shares of common stock registered in your name will be mailed directly to you in the same manner as to shareholders who are not participating in the Plan.

   27. May the Plan be changed or discontinued?

       We reserve the right to suspend, modify, or terminate the Plan at any time and to interpret and regulate the Plan as we deem necessary or desirable in connection with the operation of the Plan. The Plan's administrator reserves the right to resign at any time upon reasonable written notice to us, and we may relieve the administrator of its duties at any time upon like notice.

       You will receive notice of any suspension, modification, or termination of the Plan. Termination of the Plan will have the same effect and will be accomplished as to you and each other participant as if you and such other participant had completely withdrawn from participation in the Plan (see Question 20).


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


   28. Where should correspondence regarding the Plan be directed?

       All correspondence concerning the Plan should be addressed to:

                             Trustco Bank
                      Dividend Reinvestment Plan
                             P.O. Box 1082
                   Schenectady, New York  12301-1082



       USE OF PROCEEDS

       No determination has been made as to the specific uses by us of any proceeds resulting from our sale of shares of common stock directly to the Plan, in part because we have no precise method for estimating the number of shares that will be purchased under the Plan, the number of such shares which will be purchased from us (as opposed to on the open market), the timing, or prices of such purchases. We currently intend to add any such proceeds to our general funds to be used for our general corporate purposes.

       AVAILABLE INFORMATION

       We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly file annual, quarterly, and special reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect and copy these filings at the SEC's Public Reference Room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. TrustCo's SEC filings are also available to the public on the Internet at the website maintained by the SEC at http://www.sec.gov. This Prospectus does not contain all the information set forth in the Registration Statement relating to the shares to be sold under the Plan and exhibits thereto which we have filed with the SEC under the Securities Act of 1933, as amended, and to which reference is hereby made.

       The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Plan is terminated:


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


       1. TrustCo's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

       2. TrustCo's current reports on Form 8-K filed March 24, 2005, February 15, 2005, February 2, 2005 and January 18, 2005.

       3. All other reports filed by TrustCo pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2004.

       4. The description of TrustCo's common stock which is contained in TrustCo's Registration Statement on Form S-4 under the Securities Act of 1933, Registration No. 33-40379, effective date May 8, 1991, and an update of that description contained in TrustCo Bank Corp NY's Current Report on Form 8-K filed on July 9, 1991; and including any amendment or report filed for purposes of updating such description.


       We will provide copies of all documents incorporated by reference, other than exhibits to such documents, without charge to each person who receives a copy of this Prospectus upon written or oral request to TrustCo Bank Corp NY, 5 Sarnowski Drive, Glenville, New York 12302, Attention:
Corporate Secretary, Telephone Number (518) 377-3311.

       No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, you should not rely upon such information or representation upon as having been authorized by TrustCo Bank Corp NY. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered hereby; nor does it constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

       FACTORS THAT MAY AFFECT FUTURE RESULTS

       Except for the historical information contained herein, the matters discussed in this Prospectus, as well as the Annual, Quarterly, and Special Reports, and other information filed by us with the Securities and Exchange Commission, may express "forward looking statements." Those "forward looking statements" may involve risk and uncertainties, including statements concerning future events or performance and assumptions and other statements of historical facts.

       We wish to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Readers are advised that various risk factors, including, but not limited to: (1) credit risk, (2) interest rate risk, (3) competition, (4) changes in the regulatory environment, and (5) change in general business and economic trends, could cause the actual results or circumstances for future periods to differ materially from those anticipated or projected in the forward looking statements.

       COMMISSION POSITION ON INDEMNIFICATION

       Sections 721-725 of the New York Business Corporation Law provide for or permit the indemnification of our directors and officers under certain circumstances. Generally, a corporation may indemnify a director or officer of the corporation against any judgments, fines, amounts paid in settlement, and reasonable expenses, if such director or officer acted in good faith and for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal actions, had no reasonable cause to believe that his or her conduct was unlawful.

       Article XI of our Amended and Restated Certificate of Incorporation provides that the directors of TrustCo shall not be liable to the Company, or its shareholders, for any breach of duty in such capacity to the fullest extent elimination or limitation of director liability is permitted by the New York Business Corporation Law.

       Article 13, Section 13.2.1, of our Bylaws, as amended, expressly provides that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of an act of deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not entitled.

       Pursuant to Employment Agreements between us and certain of our executive officers, we have agreed to indemnify such executives for acts or decisions made by them in good faith while performing services for us, and we shall use our best efforts to obtain insurance coverage relating thereto.

       Pursuant to a policy of directors' and officers' insurance with total annual limits of $30,000,000, our directors and officers are insured, subject to the limits, exceptions, and other terms and conditions of such policy, against liability for claims made against them for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty while acting in their individual or collective capacities as directors or officers.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling TrustCo pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

       LEGAL MATTERS

       The legality of the issue of the shares of common stock offered hereunder has been passed upon for TrustCo by Lewis, Rice & Fingersh, L.C., St. Louis, Missouri.

       EXPERTS

       The consolidated annual financial statements of TrustCo as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14. Other Expenses of Issuance and Distribution

        Registration Fee:......................................$2,660.02
        Accountants' Fees*:........................................4,000
        Printing and Engraving*:...................................5,000
        Legal Fees*:..............................................10,000
        Miscellaneous Expenses*:...................................1,500

                Total.........................................$23,160.02
*Indicates estimated fees or expenses.


Item 15. Indemnification of Directors and Officers

       Sections 721-725 of the New York Business Corporation Law provide for or permit the indemnification of directors and officers of the Registrant, a New York corporation, under certain circumstances. Generally, a corporation may indemnify a director or officer of the corporation against any judgments, fines, amounts paid in settlement and reasonable expenses, if such director or officer acted, in good faith, for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal actions, had no reasonable cause to believe that his or her conduct was unlawful.

       Article XI of the Registrant's Amended and Restated Certificate of Incorporation provides that to the fullest extent elimination or limitation of director liability is permitted by the New York Business Corporation Law, no directors of the corporation shall be liable to the corporation, or its shareholders for any breach of duty in such capacity.

       Article 13, Section 13.2, of the Registrant's Bylaws, as amended, expressly provides that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of an act of deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not entitled.

       Pursuant to Employment Agreements between the Registrant and certain of its executive officers, the Registrant provides that it shall indemnify such executives for acts or decisions made by such executives in good faith while performing services for the Registrant, and the Registrant shall use its best efforts to obtain insurance coverage relating thereto.

       Pursuant to a policy of directors' and officers' insurance with total annual limits of $30,000,000, the directors and officers of the Registrant are insured, subject to the limits, exceptions and other terms and conditions of such policy, against liability for claims made against them for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty while acting in their individual or collective capacities as directors or officers.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling TrustCo pursuant to the foregoing provisions, TrustCo has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and therefore is unenforceable.


Item 16. Exhibits

The following exhibits are submitted herewith:

    5       Legal Opinion of Lewis, Rice & Fingersh, L.C.

    23.1    Consent of Lewis, Rice & Fingersh, L.C. (included in Exhibit 5.1).

    23.2    Consent of KPMG LLP.

    24      Powers of Attorney.


Item 17. Undertakings

    (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenville, State of New York, on April 8, 2005.

                                TrustCo Bank Corp NY

                                By      /s/ Robert J. McCormick

                                        Robert J. McCormick
                                        President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities shown and on April 8, 2005.


Name                                                      Title/Position

/s/ Robert  J.                                         President and Chief
Robert J. McCormick                                     Executive Officer
                                                       (Principal Executive
                                                              Officer)


/s/ Robert T. Cushing                                Executive Vice President
Robert T. Cushing                                              and
                                                     Chief Financial Officer
                                                   (Principal Financial and
                                                        Accounting Officer)


           *                                                Director
_________________________________
Joseph A. Lucarelli


           *                                                Director
_________________________________
Anthony J. Marinello, M.D., PhD


           *                                                Director
_________________________________
Robert A. McCormick


           *                                                Director
_________________________________
William D. Powers

        *                                                   Director
_________________________________
William J. Purdy




       * By: /s/ Robert M. Leonard
                 Attorney-in-Fact

                                EXHIBIT INDEX


 Reg. S-K
 Item 601
Exhibit No.

                                   Exhibit

      5      Legal Opinion of Lewis, Rice & Fingersh, L.C.
   23.1      Consent of Lewis, Rice & Fingersh, L.C. (included in Exhibit 5.1)
   23.2      Consent of KPMG LLP.
     24      Powers of Attorney